Exhibit 10.2

TDS CORPORATE

TELEPHONE AND DATA SYSTEMS, INC.

2004 LONG-TERM INCENTIVE PLAN

<<YEAR>> RESTRICTED STOCK UNIT AWARD AGREEMENT

Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), hereby grants to <<NAME>> (the “Employee”) as of <<DATE>>, pursuant to the provisions of the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan (As Amended and Restated) (the “Plan”), a Restricted Stock Unit Award (the “Award”) with respect to <<NUMBER>> shares of Special Common Stock, upon and subject to the restrictions, terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.                                      Award Subject to Acceptance.

The Award shall become null and void unless the Employee accepts this Award Agreement.  The Employee shall be deemed to have accepted this Award Agreement unless the Employee returns this Award Agreement to the Vice President—Human Resources of the Company within thirty (30) days of the Employee’s receipt of this Award Agreement, accompanied by a written statement that the Employee does not accept this Award Agreement.

2.                                      Restriction Period and Forfeiture.

(a)  In General.  Except as otherwise provided in this Award Agreement, the restrictions on the Award shall terminate in their entirety on December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>>, provided that the Employee remains continuously employed by or of service to the Employers and Affiliates until such date.

(b)  Disability or Death.  If the Employee’s employment by or service to the Employers and Affiliates terminates prior to December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>> by reason of Disability or death, the restrictions on the Award shall terminate in their entirety upon such termination of employment or service.

(c)  Retirement at or after Attainment of Age 66.  If the Employee’s employment by or service to the Employers and Affiliates terminates on or after January 1, <<CALENDAR YEAR COMMENCING AFTER GRANT DATE>> but prior to December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>> by reason of retirement at or after attainment of age 66, the restrictions on the Award shall terminate in their entirety upon such termination of employment or service.  If the Employee’s employment by or service to the Employers and Affiliates terminates prior to January 1, <<CALENDAR YEAR COMMENCING AFTER GRANT DATE>> by reason of retirement at or after attainment of age 66, the Award shall be forfeited and shall be canceled by the Company.

(d)  Other Termination of Employment or Service.  Notwithstanding any other provision herein, if the Employee’s employment by or service to the Employers and Affiliates terminates prior to December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>> for any reason other than Disability, death or retirement at or after attainment of age 66 (including without limitation, on account of the Employee’s negligence or willful misconduct, as determined by the Company in its sole discretion), the Award shall be forfeited and shall be canceled by the Company.

(e)  Forfeiture of Award upon Competition or Misappropriation of Confidential Information.  Notwithstanding any other provision herein, if the Employee (i) enters into competition with an Employer or other Affiliate or (ii) misappropriates confidential information of an Employer or other Affiliate, as determined by the Company in its sole discretion, the Award shall be forfeited and shall be canceled by the Company.  For purposes of the preceding sentence, the Employee shall be treated as entering into competition with an Employer or other Affiliate if the Employee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of an Employer or other Affiliate or any prospective customer which has been contacted or solicited by or on behalf of an Employer or other Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of an Employer or other Affiliate; (ii) directly or indirectly, individually or in conjunction with any person, firm or corporation, becomes employed in the business or engages in the business of providing wireless, telephone or broadband products or services in any geographic territory in which an Employer or other Affiliate offers such products or services or has plans to do so within the next twelve months or (iii) otherwise competes with an Employer or other Affiliate in any manner or otherwise engages in the business of an Employer or other Affiliate.  The Employee shall be treated as misappropriating confidential information of an Employer or other Affiliate if the Employee (i) uses confidential information (as described below) for the benefit of anyone other than an Employer or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by an Employer or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment or service, makes any summaries of, takes any notes with respect to or memorizes any confidential information or takes any confidential information or reproductions thereof from the facilities of an Employer or other Affiliate or (iii) upon termination of employment or service or upon the request of an Employer or other Affiliate, fails to return all confidential information then in the Employee’s possession.  “Confidential information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business, or financial information of an Employer or other Affiliate.

The Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of an Employer or other Affiliate.  The Employee acknowledges and agrees that this Section 2(e) is therefore fair and reasonable, and not a penalty.

3.                                      Change in Control.

(a)  Notwithstanding any provision in the Plan or any other provision in this Award Agreement, in the event of a Change in Control, the restrictions on the Award immediately shall terminate.  In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock subject to the Award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control.

(b)  For purposes of the Plan and this Award Agreement, a “Change in Control” shall mean:

(1)  the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of

Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following:  (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 3(b), or (v) any acquisition by the following persons:  (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the “Exempted Persons”);

(2)  individuals who, as of February 27, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after February 27, 2004, whose election or nomination for election by the Company’s stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons:  (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)  approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

4.                                      Additional Terms and Conditions of Award.

4.1.                              Nontransferability of Award.  The Award may not be transferred other than (i) to a beneficiary upon the Employee’s death (as designated on the form attached hereto or under the terms of the Plan), (ii) pursuant to a court order entered in connection with a dissolution of marriage or child support or (iii) by gift to a Permitted Transferee, after obtaining the consent of the Committee to such gift, which may be given or withheld by the Committee in its sole discretion.  Except as permitted by the foregoing, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

By accepting the Award, the Employee agrees that if all beneficiaries designated on a beneficiary designation form predecease the Employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Employee’s death, or if the Employee fails to designate a beneficiary on a beneficiary designation form, then the Employee hereby designates the following persons in the order set forth herein as the Employee’s beneficiary or beneficiaries: (i) the Employee’s spouse, if living, or if none, (ii) the Employee’s then living descendants, per stirpes, or if none, (iii) the Employee’s estate.

4.2.                              Investment Representation.  The Employee hereby represents and covenants that (a) any shares of Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable.  As a further condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

4.3.                              Tax Withholding.  (a)  As a condition precedent to the issuance or delivery of any shares of Stock subject to the Award, the Employee shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award.  If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

(b)  The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company, (2) delivery to the Company of whole shares of Stock, the Fair Market Value of which shall be determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Employee pursuant to the Award, the Fair Market Value of which shall be determined as of the Tax Date or (4) any combination of (1), (2) and (3).  Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Stock which would be required to pay the Required Tax Payments shall be disregarded and the remaining amount due shall be paid in cash by the Employee.  The Employee agrees that if by the pay period that immediately follows the date that the restrictions on the Award terminate in their entirety, no cash payment attributable to any such fractional share shall have been received by the Company, then the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.  The Employee agrees that this authorization may be reauthorized via electronic means determined by the Company.  The Employee may revoke this authorization by written notice to the Company prior to any such deduction.  No shares of Stock shall be delivered until the Required Tax Payments have been satisfied in full (or arrangement has been made for such payment to the Company’s satisfaction).

4.4.                              Award Confers No Rights as a Stockholder.  The Employee shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until the restrictions on the Award lapse and the Employee becomes a stockholder of record with respect to such shares.

4.5.                              Adjustment.  In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split, exchange of shares, liquidation or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of shares of Stock subject to the Award shall be appropriately and equitably adjusted by the Committee.  Such adjustment shall be final, binding and conclusive.  If such adjustment would result in a fractional security being subject to the Award, the Company shall pay the holder, in connection with the first vesting of the Award occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting date.

4.6.                              Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares, such shares will not be issued or delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.7.                              Delivery of Certificates.  As soon as practicable after the termination of the restrictions on the Award, the Company shall, subject to Section 4.3, deliver or cause to be delivered to the Employee one or more certificates representing the number of shares of Stock subject to the Award.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 4.3.

4.8.                              Award Confers No Rights to Continued Employment or Service.  In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with any Employer or any subsidiary or affiliate of an Employer.

4.9.                              Decisions of Committee.  The Committee or its delegate shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee or its delegate regarding the Plan or this Award Agreement shall be final, binding and conclusive.

4.10.                        Company to Reserve Shares.  The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Award from time to time.

4.11.                        Award Agreement Subject to the Plan.  This Award Agreement is subject to the provisions of the Plan, as it may be amended from time to time, and shall be interpreted in accordance therewith.  The Employee hereby acknowledges receipt of a copy of the Plan.

5.                                      Miscellaneous Provisions.

5.1.                              Successors.  This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Award Agreement or the Plan.

5.2.                              Notices.  All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by telecopy with confirmation of receipt or (d) by electronic mail, utilizing notice of undelivered electronic mail features.  The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of telecopy, on the date of confirmation of receipt and (d) in case of electronic mail, on the date of mailing, but only if a notice of undelivered electronic mail is not received.

5.3.                              Governing Law.  The Award, this Award Agreement and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

5.4                                 Counterparts.  This Award Agreement may be executed in counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

TELEPHONE AND DATA SYSTEMS, INC.

By:
<<NAME>>
<<TITLE>>

Accepted this day of
, 20 .

Employee